UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2025

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 24, 2025, Western Alliance Bank (the “Bank”), a state member bank organized under the laws of the State of Arizona and the banking subsidiary of Western Alliance Bancorporation, a Delaware corporation (the “Company”), issued $400,000,000 aggregate principal amount of 6.537% Fixed Rate Reset Subordinated Notes due November 15, 2035 (the “Notes”). The Notes were issued pursuant to an Issuing and Paying Agency Agreement, dated as of November 24, 2025, by and between the Bank and U.S. Bank Trust Company, National Association, as issuing and paying agent and note registrar.
The Notes were issued at a price equal to 100% of the principal amount, resulting in proceeds to the Bank (after discounts and commissions but before expenses) of $397,200,000. The Bank intends to use the net proceeds from the offering for general corporate purposes, which may include providing capital to support its growth and the repayment, redemption or repurchase of existing securities. The Notes are intended to qualify as Tier 2 capital for bank regulatory purposes.
The Notes will mature on November 15, 2035 (the “Maturity Date”). From and including November 24, 2025 to, but excluding, November 15, 2030, the Notes shall bear interest at a fixed rate per annum equal to 6.537%. From and including November 15, 2030 (the “reset date”) to, but excluding, the Maturity Date, the Notes shall bear interest at a fixed rate per annual equal to the U.S. Treasury Rate for a five-year maturity as of the third business day preceding the reset date, plus a spread of 285 basis points, provided that in the event the interest rate is less than zero, the interest rate shall be deemed to be zero. Interest on the Notes shall be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15 2026.
The Notes are redeemable by the Bank (i) in whole, but not in part, on November 15, 2030 and (ii) in whole or in part, at any time or from time to time, on or after August 15, 2035, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Notes are also redeemable by us, in whole but not in part, at any time prior to their maturity upon the occurrence of a tax event, capital event or investment company event, in each case at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date.
The Notes will be the Bank’s unsecured, subordinated obligations and will be subordinated in right of payment to all of the Bank’s existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors. The Notes will be structurally subordinated to all existing and future indebtedness and liabilities of the Bank’s subsidiaries and will rank equally in right of payment with any unsecured, subordinated indebtedness that the Bank incurs in the future that rank equally with the Notes.
The Notes were offered and sold only to institutional “accredited investors” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption under Section 3(a)(2) of the Securities Act.
The foregoing description of the Notes is a summary and does not purport to be complete and is qualified in its entirety by reference to the form of Note filed as Exhibit 4.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

4.1	Form of Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Vice Chairman and
Chief Financial Officer

Date:	November 24, 2025